Hall&Wilcox
Lawyers

Licensing and Manufacturing Agreement

VendingData Corporation
Dolphin Products Pty Limited

Level 30
Bourke Place
600 Bourke Street
Melbourne Vic 3000
DX 320

Telephone +61 3 9603 3555
Facsimile +61 3 9670 9632
www.hallandwilcox.com.au
WLK 721163.2

Licensing and Manufacturing Agreement

Contents

Licensing and Manufacturing Agreement

Date This Agreement is dated 27 February 2006

Parties

VendingData Corporation (a company duly incorporated in the United States of America) having its place of business at 6830 Spencer Street, Las Vegas, Nevada, 89119 (**Licensor**)

Dolphin Products Pty Limited ACN 004 241 945 of 600 Waterdale Road, Heidelberg West, Victoria, Australia (**Licensee**)

Recitals

A By a patent purchase agreement dated 1 October 2005 (**Patent Purchase Agreement**) between William Purton, the Licensee, Dolphin Advanced Technologies Pty Limited ACN 007 081 996 (collectively **the Vendors**) and the Licensor, the Vendors agreed to sell and the Licensor agreed to buy any and all rights the Vendors have in the process for affixing a microchip inlay which has a coupled antenna to a gaming chip or token, which constitutes a Radio Frequency Identification Device on a gaming chip (**RFID Chip**), including but not limited to patent rights and all other intellectual property rights relating to the RFID Chip.

B On the settlement of the Patent Purchase Agreement, the Licensor will own all rights in the patent applications relating to the RFID Chip including the following patent applications:

(i) patent application number PQ8734 in Australia;

(ii) Australian patent number 774197;

(iii) United States patent number 6659875;

(iv) patent application number 2,352,418 in Canada; and

(v) United Kingdom patent number 2369534,

referred to collectively as the **Patent Applications**.

C Clause 9.2 of the Patent Purchase Agreement requires the parties to enter into a licensing and manufacturing agreement on or prior to completing the sale and purchase of the RFID Chip.

D The parties now wish to execute this Agreement to set out the terms and conditions of the licensing and manufacturing agreement.

The Parties Agree

1 Definitions and interpretation

1.1 Definitions

In this Agreement, unless the context otherwise indicates:

(a) **Agreement** means this agreement;

(b) **Business Day** means a day on which trading banks are open for business in Melbourne, Victoria except Saturday, Sunday or public holiday;

(c) **Commencement Date** means the date of this Agreement;

(d) **Confidential Information** of a party means:

(i) all confidential information belonging to that party in whatever form concerning the trade secrets or confidential operations of the party including, without limitation, data bases, source codes, methodologies, manuals, artwork, technology, customer and supplier lists, sales processes, other processes, business dealings, financial information, marketing and technical information, plans and confidential know-how which has been made available by that party to another party for the purpose of this Agreement;

(ii) parts of all notes and other records prepared by a party which are based on or incorporate information referred to in sub-clause (i);

(iii) all copies of information and parts of notes and other records referred to in sub-clauses (i) and (ii); and

(iv) the contents of this Agreement;

(e) **Documents** means any abstracts, memoranda, manuals, notes, correspondence, records, photographs, drawings, plans, papers, magnetic tapes, computer software or any other documents or medium capable of storing information;

(f) **Force Majeure Event** means any act, event or cause (other than lack of funds) which a party can prove is beyond its reasonable control, and includes things like:

(i) war (whether declared or not), imposition of martial law, civil war, riots, revolutions, acts of piracy, acts of sabotage, acts or threats of terrorism, national emergency (whether in fact or law) or any unlawful act against public order or authority;

(ii) adverse weather conditions such as fires, storms, cyclones or floods or destruction by natural disasters such as landslides, earthquakes or tsunamis;

(iii) epidemics, quarantines, radiation or radioactive contamination; and

(iv) boycotts, strikes and or other labour difficulty (whether or not involving employees of the party concerned);

(g) **Gaming Authority** means a government or governmental body, agency or authority of any kind in respect of:

(i) manufacture, distribution, marketing and sale of gaming components;

(ii) gaming, wagering, lotteries or similar activities; or

(iii) the business activities of a party to this Agreement;

(h) **Intellectual Property Materials** shall have the same meaning as that term is used in the Patent Purchase Agreement means all intellectual property rights relating to the Technology, including without limitation:

(i) the Patent Applications; and

(ii) copyright or registered designs and the right to apply for registration of any of those rights;

(i) **Licence** means the licence of the Technology granted by the Licensor to the Licensee pursuant to clause 3;

(j) **Technical Information** means commercially sensitive information and know how which relates to the manufacture of the RFID Chip and/or the Patent Applications;

(k) **Technology** means subject matter covered by the Intellectual Property Materials, Patent Applications and the Technical Information;

(l) **Term** means the period of 10 years from the Commencement Date; and

(m) **Trade Marks** means any trade names, trade marks, service names, service marks, trade slogans and other marks used to identify the RFID Chip to the public.

1.2 Interpretation

In this Agreement:

(a) headings are inserted for convenience only and do not affect the interpretation of this Agreement; and

unless the context otherwise requires:

(b) words importing the singular include the plural and vice versa;

(c) a word importing a gender includes the other gender;

(d) a reference to a person includes an individual, a partnership, a body corporate, a joint venture, an association (whether incorporated or not), a government and a government authority or agency;

(e) a reference to a party or a person includes the party's or the person's executors, legal personal representatives, successors, transferees and assigns;

(f) a reference to a part, clause or party is a reference to a part or clause of, or a party to, this Agreement;

(g) a reference to this Agreement includes the recitals and any schedules, annexures, exhibits or attachments to this Agreement;

(h) a reference to legislation includes any statutory modification or replacement and any subordinate or delegated legislation issued under such legislation;

(i) if the day on which anything is to be done is not a Business Day it shall be done on the next Business Day; and

(j) a reference to "$" or dollars means US dollars and a reference to payment means payment in US dollars.

2 Commencement and Term

The Licence shall commence on the Commencement Date and shall continue for the Term subject to early termination in accordance with clause 14.

3 Licence to manufacture and sell

3.1 Licence

Subject to the settlement of the Patent Purchase Agreement, the Licensor hereby grants to the Licensee:

(a) an exclusive licence to:

(i) manufacture the RFID Chip on behalf, and for the benefit of the licensee;

(ii) manufacture any other products based on the RFID Chip and/or the Technology on behalf, and for the benefit of the licensee; and

(iii) export the RFID Chip and any other products based on the Technology throughout the world in connection with the of its rights under clause 3.1 (a) (i) and (ii) or clause 3.1 (b)

(b) a non-exclusive appointment to act as Licensee's agent to market and sell the RFID Chip and any other products based on the Technology

(c) the right to grant sub-licences in accordance with clause 4.

3.2 Use of Trade Marks

The Licensor acknowledges that the Licensee may use the Trade Marks in association with the rights granted under clause 3.1, subject to such policies as Licensee may adopt from time to time.

3.3 Manufacturing

The Licensee agrees to manufacture, package and ship for the sole and exclusive benefit of the Licensor pursuant to this Agreement (a) the RFID Chips, and (b) any other products based on the RFID Chip or the Technology as the Licensor and Licensee may mutually agree from time to time. Licensee shall conduct all manufacturing and packaging at its sole expense in consideration of the Transfer Payments set forth in clause 5 below. The Licensee shall conduct all manufacturing of the RFID Chips and other products using best manufacturing processes and on the terms and conditions as the Licensor may determine from time to time in

its reasonable discretion, provided that any such terms or conditions that conflict with an express provision of this Agreement shall require the mutual agreement of the Licensee.

3.4 Marketing and Sales

The Licensee shall serve as the Licensor's non-exclusive sales agent and shall use its best efforts to promote and market the RFID Chips and any other products based on the RFID Chip or the Technology as Licensor and Licensee may mutually agree from time to time. Licensee shall conduct all marketing and sales at its sole expense in consideration of the Transfer Payments set forth in clause 5 below. Licensee shall solicit purchase orders for the RFID Chips and other products on the terms, conditions and pricing as Licensor may determine from time to time in its reasonable discretion, provided that any such terms or conditions that conflict with an express provision of this Agreement shall require the mutual agreement of Licensee. Unless the Licensor informs the Licensee otherwise in writing:

(a) all orders for the RFID Chips and other products submitted by Licensee shall be in writing using the format prescribed by the Licensor (the "Order Form(s)") and shall be communicated to the Licensor by facsimile or email;
(b) the Order Forms shall contain details of the descriptions and quantities of the products, time line required for delivery and the sale price for the same;
(c) Licensor's acceptance of the Licensee's orders for the RFID Chips and other products will be by way of a written acknowledgement via facsimile or email from the Licensor to the Licensee confirming acceptance of the order; and
(d) in case any part of the Order Form (including but not limited to the required delivery time) cannot be accepted by the Licensor, the Licensor shall forthwith inform the Licensee of the same and its proposal with regard to the particular issue and in such case, the original Order Form shall lapse and have no effect and the Licensee shall be required to issue a fresh Order Form with amended terms and re-send the same to the Principal by facsimile or email; and
(e) All products manufactured by Licensee hereunder shall be delivered FOB Licensee's manufacturing facility.

4 Sub-licence

Upon prior written consent from the Licensor, which Licensor may withhold in its absolute discretion, the Licensee may sub-licence the Technology to manufacture, export, market and sell the RFID Chip or any other products based on the RFID Chip and/or the Technology .

5 Transfer Price and payment

5.1 Amount of payment

In consideration of the Licencee's services under clause 3, the Licensor shall pay to the Licensee for each RFID chip or other product manufactured by Licensee and sold by Licensee a Transfer Price in an amount amount equal to the direct manufacturing cost of the product sold during the quarter plus 15% above those costs.

5.2 Terms of payment

The Transfer Price shall be payable by the Licensor within 30 days after collection of selling price from the Licensor's customer..

5.3 Licensor to provide quarterly report

The Licensor shall, within 30 days from the end of every quarter of a calendar year give written notice to the Licensee of the actual revenue received by the Licensor from the sale of the RFID Chip by the Licensor and its sub-licensees during the preceding quarter calendar year.

6 Confidential information

6.1 Confidentiality

Each party (**Recipient**) agrees in relation to Confidential Information of each other party:

(a) to use that Confidential Information solely for the purposes contemplated by this Agreement and for the avoidance of doubt, the Licensee shall have the right to disclose such information to its employees or sub-licensees, insofar as it is necessary for them to know the information for the purpose of manufacturing, selling and supplying the RFID Chip; and

(b) to keep confidential the Confidential Information and to disclose it only to officers, employees and consultants of the Recipient who:

(i) have a need to know (and only to the extent that each has a need to know);

(ii) are aware that the Confidential Information must be kept confidential; and

(iii) have agreed in writing to keep confidential the Confidential Information.

6.2 Enforcement

Each Recipient must, at the Recipient's own expense, in relation to Confidential Information of another party:

(a) ensure at all times that each person to whom they disclose that Confidential Information complies with any directions under clause 6.1(b)(iii);

(b) notify the owner of the Confidential Information immediately if they become aware of a suspected or actual breach of confidentiality by its officers, employees or consultants;

(c) immediately take all steps at its own cost to prevent or stop any suspected or actual breach of confidentiality by its officers, employees or consultants; and

(d) remain liable for any breach of confidentiality by any person to whom it has disclosed Confidential Information pursuant to clause 6.1(b)

6.3 Exceptions

The obligations of confidentiality under this Agreement do not extend to information that (whether before or after this Agreement is executed):

(a) at the time of disclosure is within the public domain or after disclosure comes into the public domain other than by reason of a breach or breaches of any obligation under this clause; or

(b) is required by law, regulations or order to be disclosed and the party required to make the disclosure has taken all reasonable steps to oppose or prevent the disclosure and to limit, as far as reasonably possible, the extent of the disclosure.

6.4 Survival of this clause

The obligations imposed by this clause 6 shall survive termination of this Agreement.

7 Licensee's records

The Licensee shall:

(a) keep at its premises true, accurate and complete records of all particulars relating to the use of the Trade Marks and the manufacture, export, distribution and sale of the RFID Chip;

(b) ensure that the records conform to any requirements as to form, content or otherwise reasonably required by the Licensor;

(c) upon request from the Licensor, promptly make available for inspection by or provide to the Licensor or a nominated representative of the Licensor the records (or any part of them as so requested), and any other reports, documents, sales slips, order forms, records, invoices, calculations and other information concerning the manufacture and sale of the RFID Chip that the Licensor may from time to time reasonably require; and

(d) preserve and keep available all such records for a period of not less than two years from the date of their creation.

8 Infringement

8.1 Prevention of unauthorised use of Technology

The Licensee shall use its best endeavours to prevent any unauthorised use of the Technology (including the Patent Applications).

8.2 Licensee's obligation to notify the Licensor

If the Licensee learns of any infringement or threatened infringement or unauthorised disclosure of the Technology, the Licensee shall immediately notify the Licensor in writing giving particulars of the infringement or threatened infringement and, if the Licensor, acting reasonably, considers it to be necessary to protect the Technology, the Licensee shall cooperate with the Licensee in the institution and prosecution of any action against the infringement.

8.3 Licensor entitled to damages or compensation

Any damages or compensation arising from any action brought under clause 8.2 shall be paid to and held solely for the benefit of the Licensor.

8.4 Licensee to provide assistance

The Licensee shall provide all reasonable assistance and shall each execute all documents and do all things reasonably necessary to aid and cooperate in the prosecution or defence of any such actions brought by the Licensee.

9 Indemnity

9.1 Licensor's indemnity

The Licensor indemnifies the Licensee against the full amount of all expenses, losses, damages and costs (on a full indemnity basis and whether incurred by or awarded against the Licensee) the Licensee may sustain or incur as a result, whether directly or indirectly, of any:

(a) breach of this Agreement by the Licensor;

(b) claim by any person for loss of or damage to any property, injury to or death of any person caused by or arising out of the use of the RFID Chip manufactured by the Licensee, except to the extent such claim results from such RFID Chip being defective in design, not meeting their specifications or are defective in workmanship.

9.2 Licensee's indemnity

The Licensee indemnifies the Licensor against the full amount of all expenses, losses, damages and costs (on a full indemnity basis and whether incurred by or awarded against the Licensor) the Licensor may sustain or incur as a result, whether directly or indirectly, of any:

(a) breach of this Agreement by the Licensee;

(b) claim by any person for loss of or damage to any property, injury to or death of any person caused by or arising out of such RFID Chip being defective in design, not meeting their specifications or are defective in workmanship.

9.3 Notice of claim and right to defend

In the event either party receives a complaint, claim or other notice of any loss, claim or damage, liability or action, giving rise to a claim for indemnification under clause 9.1 or 9.2, the party claiming indemnification shall promptly notify the other party of such complaint, notice, claim or action, and such indemnifying party shall have the right to investigate and defend any such loss, claim, damage, liability or action. The party claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the party against whom indemnification is sought, unless the indemnifying party fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by the party against whom indemnification is sought. In no event shall a party against whom indemnification is sought be obligated to indemnify the other for any settlement of any claim or action effected without the indemnifying party's prior written consent.

WP

10 Compliance with local laws and gaming regulations

10.1 Compliance with local laws

The Licensee shall:

(a) package and label the RFID Chip and any other products based on the Technology in accordance with the laws of any country in which those are being manufactured, distributed or sold by the Licensee or its sub-licensees; and

(b) export, import and sell the RFID Chip and any other products based on the Technology in accordance with the laws of any country in which those products are being exported from, imported to or sold in by the Licensee or its sub-licensees.

10.2 Parties acknowledgment

The parties acknowledge that gaming is a highly regulated industry throughout the world, and that both parties wish to comply with the gaming regulations of any legitimate jurisdiction.

10.3 Compliance program

Each party and its affiliates are licensed by or otherwise subject to the authority of various casino and gaming regulatory agencies (**Regulator**). Each party has adopted a regulatory compliance policy and each party agrees to provide the other party with such documentation, information and assurances regarding itself, any principal employees, directors, officers, brokers, agents or others as may be necessary in order for each party to comply with the other party's regulatory compliance policy and with the requests or requirements of any Regulator.

11 Failure to grant and subsequent revocation of Patent

If there is a refusal to grant the Patent Application or the Patent Application is subsequently invalidated or revoked, then the Licensee, at its sole and unfettered discretion, may terminate this Agreement immediately upon giving written notice to the Licensor.

12 Force majeure

A party is not liable for a failure to perform its obligations under this Agreement if:

(a) the failure was due to a Force Majeure Event;

(b) the party can prove that it could not reasonably have avoided or overcome the Force Majeure Event; and

(c) the party is not otherwise able to perform its obligations.

13 Warranties

13.1 Licensee's warranties

The Licensee warrants that:

(a) it has the power to enter into and perform its obligations under this Agreement;

(b) it has taken all necessary action to authorise the execution and performance of this Agreement;

(c) to its knowledge, there are no actions, claims, proceedings or investigations pending or threatened against it which may materially adversely affect the performance of its obligations under this Agreement;

(d) as of the date of this Agreement, use of the Trade Marks acquired from Licensee do not infringe any third party rights; and

(e) it has and will have during the Term all licences, authorisations, consents, approvals and permits required by applicable laws in performing its obligations under this Agreement.

13.2 Licensor's warranties

The Licensor warrants that:

(a) it has the power to enter into and perform its obligations under this Agreement;

(b) it has taken all necessary action to authorise the execution and performance of this Agreement;

(c) to its knowledge, there are no actions, claims, proceedings or investigations pending or threatened against it which may materially adversely affect the performance of its obligations under this Agreement;

(d) other than infringements subject to clause 13.1 (d) use of the Trade Marks will not infringe any third party rights; and

(e) it has and will have during the Term all licences, authorisations, consents, approvals and permits required by applicable laws in performing its obligations under this Agreement.

14 Termination

14.1 Grounds for termination

The non-defaulting party may (or in cases where there is no default, either party may) terminate this Agreement with immediate effect by notice in writing to the other party in any of the following circumstances:

(a) upon the mutual written agreement of both parties;

(b) if a party commits a material breach of this Agreement and, if the breach is capable of being remedied, fails to remedy the breach within 30 days of receiving written notice from the other party to do so;

(c) the defaulting party has an order to wind up (otherwise than for the purpose of reconstruction or amalgamation) made against it under any law or government regulation relating to bankruptcy or insolvency;

(d) the defaulting party has a receiver or receiver and manager appointed for all or substantially all of the property of the defaulting party or where the defaulting party is the subject of any form of insolvency administration;

(e) the defaulting party making an assignment or attempted assignment for the benefit of its creditors;

(f) a finding by an appropriately empowered regulatory body, in the jurisdiction of the relevant transaction or any other jurisdiction, that the defaulting party is not suitable to be engaged in gaming activities;

(g) an order or recommendation is made by a Gaming Authority requiring or recommending the termination of this Agreement; or

(h) a party reasonably believes that the continuation of this Agreement may have a detrimental impact on the ability of that party or any of its affiliates to be qualified for, or to hold or maintain, any gaming related licenses, permits or approvals issued or to be issued by a Gaming Authority.

14.2 Termination does not prejudice accrued rights

Any termination of this Agreement pursuant to this clause shall be without prejudice to any rights of Licensor under the Patent Purchase Agreement or any other rights accruing to either party under this Agreement prior to the date of termination, including the right to pursue all remedies available to either party at law or in equity.

15 Effect of termination

15.1 Licensee to cease using the Technology

On termination of this Agreement, the Licensee shall:

(a) subject to clause 15.3, immediately cease using the Technology;

(b) immediately return and/or cease using all Documents which contains or stores the Licensor's Confidential Information (including but not limited to, Technical Information) as directed by the Licensor; and

(c) transfer to Licensor all Intellectual Property Materials useful in the manufacture of the RFIC Chips or any other products sbject to this Agreement.

15.2 Final Royalty payment

On the termination of this Agreement, the Licensee shall pay to the Licensor any Royalty, or part thereof, accrued but unpaid as at the date of the termination or expiration.

15.3 Licensee may dispose of existing inventory

The Licensee may sell off or otherwise dispose of existing inventory of the RFID Chip and any other products based on the Technology.

16 Mediation

16.1 Any dispute to be mediated

If any dispute or difference arises between the parties to this Agreement as to the construction of this Agreement or as to any matter or thing of whatever nature arising under or in

connection with this Agreement, then such dispute or difference shall, unless resolved within 30 days of the date upon which notice of the dispute or difference is given by a party to this Agreement, be submitted to mediation in accordance with clause 16.2.

16.2 Mediation procedure

The mediation procedure shall be as follows:

(a) a party may start mediation by serving a mediation notice on the other party within 14 days of the expiration of the 30 day period referred to in clause 16.1;

(b) the notice must state that a dispute has arisen and identify what the dispute is;

(c) the parties must jointly request appointment of a mediator. If the parties fail to agree on the appointment within seven days of service of the mediation notice, either party may apply to the president of the Law Institute of Victoria to appoint a mediator;

(d) once the mediator has accepted the appointment the parties must comply with the mediator's instructions; and

(e) if the dispute is not resolved within thirty days of the appointment of the mediator, or any other period agreed by the parties in writing, the mediation ceases.

16.3 Cost for mediation

The mediator may fix the costs for mediation that must be paid equally by the parties.

16.4 Settlement of dispute

If the dispute is settled, all parties must sign the terms of agreement and these terms are binding on the parties.

16.5 Confidentiality

The mediation is confidential and statements made by the mediator or the parties and discussions between the parties to the mediation before after or during the mediation, cannot be used in the legal proceedings.

16.6 Mediator

The mediator is not bound by the rules of natural justice and may discuss the dispute with a party in the absence of any other party.

17 Relationship

Nothing contained in this Agreement shall be deemed to constitute either the Licensor or the Licensee as the partner, franchisee, agent, legal representative or joint venturer with the other or to create any fiduciary relationship between them for any purpose whatsoever. Except as otherwise specifically provided in this Agreement, the parties shall not have any authority to act for or to assume any obligation or responsibility on behalf of the other party to the Agreement.

18 Notices

18.1 General

Unless stated otherwise in this Agreement, a notice, consent, approval, waiver or other communication in connection with this Agreement must be in writing in English and signed by the sender or a person authorised by the sender.

18.2 How to give a notice

In addition to any other lawful means, notices may be:

(a) delivered personally to a party or left at a party's current address for notices;

(b) sent by overnight delivery to a party's current address for notices; or

(c) transmitted by facsimile to a party's current fax number for notices.

18.3 When effective

Notices take effect from the time they are received (or deemed to have been received), unless a later time is specified.

18.4 After hours communications

If a notice is received after 5.00 pm in the place of receipt, or on a day which is not a Business Day, that notice is deemed to have been received at 9.00 am on the next Business Day.

18.5 Notices by overnight delivery

If a notice is sent by overnight delivery, that notice is deemed to have been received on the third Business Day after posting.

18.6 Notices by facsimile

If a notice is transmitted by facsimile, that notice is deemed to have been received when the sender's fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on the report.

18.7 Delivery addresses

For the purposes of this clause, the address of a party is the address set out in this Agreement or another address of which that party may from time to time give notice to each other party.

18.8 Amendment of delivery details

A party may amend its details for delivery of notices from time to time by notice to the other parties.

19 No merger

The rights and obligations of the parties in respect of agreements, indemnities, covenants and warranties contained in this Agreement shall remain in full force and effect, be continuing agreements, indemnities, covenants and warranties and not be merged or extinguished by or upon termination of, or completion of any obligations under, this Agreement.

20 Assignment

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party shall in any way sell, transfer, assign or otherwise dispose of any of the rights, privileges, duties and obligations granted or imposed upon it under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided however, that either party may assign this Agreement to any person or entity which purchases substantially all of its assets or substantially all of its shares.

21 Amendment

This Agreement may only be altered or varied in writing signed by each party.

22 Waiver

22.1 No waiver

If a party:

(a) fails to exercise any right given by or under this Agreement,

(b) permits a relaxation or indulgence to another party; or

(c) does not exercise any right fully or at a given time,

then that is not a waiver of that right, and the party may still exercise it later.

22.2 Waiver must be in writing

A provision of this Agreement or a right created under it, may not be waived except in writing signed by the parties to be bound.

23 Entire agreement

Deleted 27/02/06

~~This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all previous communications, representations, inducements, undertakings, agreements or arrangements between the parties or their respective officers, employees or agents.~~

24 Severability

If any provision of this Agreement is:

(a) void;

(b) voidable by a party;

(c) unenforceable; or

(d) illegal,

it is to be read down so as to be valid and enforceable or, if it can not be read down, the provision is or, where possible, the offending words are to be severed from this Agreement without affecting the validity or enforceability of the remaining provisions (or parts of those provisions) of this Agreement.

25 Further steps

Each party agrees to do everything necessary or desirable to give full effect to this Agreement and the transactions contemplated by it, including:

(a) executing all documents; and

(b) ensuring its employees and agents perform their obligations.

26 Counterparts

This Agreement may be executed in any number of counterparts. All counterparts, taken together, constitute one agreement.

27 Time of the essence

Time is of the essence of this Agreement.

28 Governing law and jurisdiction

28.1 Governing law

This Agreement is governed by the law in force in the State of Victoria, Australia.

28.2 Jurisdiction of courts

The parties submit to the exclusive jurisdiction of courts of the State of Victoria including the Federal Court sitting in the State of Victoria and any courts that may hear appeals from those courts about any proceedings in connection with this Agreement.

EXECUTED as an agreement

Signing Page

DATED:

EXECUTED by **VENDINGDATA CORPORATION** (a company duly incorporated in the United States of America) by being signed by the following officer:

.... Director

Name: MARK R. NEWBURG

Title: PRESIDENT + CEO

EXECUTED by **DOLPHIN PRODUCTS PTY LIMITED ACN 004 241 945** in accordance with the *Corporations Act* 2001 by being signed by the following officer(s):

.... Director

.... Director/Company Secretary

OR

.... Sole Director and Sole Company Secretary

27/2/06